APPENDIX A
LIST OF FUNDS2
Effective February 12, 2025

Cambria Endowment Style ETF
Cambria Global Shareholder Yield ETF
Cambria Tax Aware ETF
Cambria Global Equal Weight ETF

EA Series Trust     ALPS DISTRIBUTORS, INC.

By: /s/ Michael D. Barolsky By: /s/ Stephen Kyllo
Name: Michael Barolsky        Name:     Stephen Kyllo
Title:     Vice President & Secretary        Title:     SVP & Director

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2 This Appendix A may be amended from time to time upon execution of an amended Appendix A signed by the Parties hereto.